                                                FILED PURSUANT TO RULE 424(b)(3)
                                                              FILE NO. 333-72670
                                                             THE MONY GROUP INC.

PROSPECTUS SUPPLEMENT NO. 1 DATED MARCH 8,  2002
TO PROSPECTUS DATED DECEMBER 11, 2001

     As a result of gifts of common stock of The MONY Group Inc. made by certain selling stockholders, the table of selling stockholders under the "Selling Stockholders" section of the Prospectus is hereby amended by adding the following information as to new selling stockholders, which information is as of February 28, 2002:

                                         Beneficial Ownership Prior  Shares to be Sold in  Beneficial Ownership After
Selling Stockholder                           to the Offering              Offering               the Offering
-------------------                      --------------------------  --------------------  --------------------------
                                         Shares         Percentage                         Shares          Percentage
                                         ------         ----------                         -------         ----------

The Lebenthal Family Foundation             10,447          *               10,447               0            ---

The Museum of the City of New                1,493          *                1,493               0            ---
York
The United Jewish Appeal                     1,341          *                1,341               0            ---
  Federation of New York
Jewish Theological Seminary                   297           *                 297                0            ---
The Nightingale Bamford School                297           *                 297                0            ---

--------------------
*Less than 1%